Exhibit 10.8

Term Loan Note

U.S. $10,584,006.20	September 17, 2013

FOR VALUE RECEIVED, the undersigned, RainDance Technologies, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P. or its assigns (the “Lender”) at the Lender’s principal office in 1000 Main Street, Suite 2500, Houston, TX 77002, in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 2.01 of the Term Loan Agreement, dated as of September 17, 2013 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Borrower, the Lender, the other lenders party thereto and the Subsidiary Guarantors party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 2.04 of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT DAVID KEENE, TITLE: DIRECTOR, FINANCE & CORPORATE CONTROLLER, ADDRESS: 749 MIDDLESEX TURNPIKE, BILLERICA, MA 01821, TELEPHONE: (978) 495-3353, TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

RAINDANCE TECHNOLOGIES, INC.

By	/s/ S. Roopom Banerjee
Name:	S. Roopom Banerjee
Title:	President and Chief Executive Officer